EXHIBIT 10.1

AMENDMENT TO THE
MINERALS TECHNOLOGIES INC.
SAVINGS AND INVESTMENT PLAN

WHEREAS, Minerals Technologies Inc. (the "Employer") heretofore adopted the Minerals Technologies Inc. Savings and Investment Plan, as most recently amended and restated effective as of January 1, 2013 (the "Plan"); and
WHEREAS, the Employer reserved the right to amend the Plan; and
WHEREAS, the Employer desires to amend the Plan to reflect the July 2021 acquisitions of Northdown Industries Inc., GW North Inc, and GW North Manufacturing Inc. and add Northdown Industries Inc. as a participating employer as of January 1, 2022.
NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2022 unless otherwise set forth herein, as follows:
1.	Section 2.1 of the Plan is hereby amended by adding the following new paragraph at the end thereof:
“Any individual who became an Employee in connection with the Employer’s acquisition of Northdown Industries Inc., GW North Inc., or GW North Manufacturing Inc., on July 26, 2021 shall be credited under the Plan with any prior service with the acquired companies as of the acquisition date.”
2.	Section 3.1 of the Plan is hereby amended by adding the following new paragraph at the end thereof:
“Notwithstanding anything to the contrary herein, any individual who is an Employee of Northdown Industries Inc. as of January 1, 2022, and on such date is not in a class of employees excluded from participating in the Plan, is eligible to participate in the Plan on January 1, 2022.  Each other Employee of Northdown Industries Inc. shall become eligible to participate in the Plan after satisfying the requirements of this Section 3.1.”
3. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on May 25th, 2022.

MINERALS TECHNOLOGIES INC.

By:   /s/ Erin N. Cutler